Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Kofax Limited 2014 Employee Stock Purchase Plan of our report dated 2 September 2014, with respect to the consolidated financial statements of Kofax Limited included in its Annual Report (Form 20-F) for the year ended 30 June 2014, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Reading, United Kingdom

6 March 2015